Exhibit 99.2

GOVERNMENT PROPERTIES TRUST, INC.

Supplemental Operating and Financial Data
For the Quarter Ended
December 31, 2003

TABLE OF CONTENTS

CORPORATE DATA
Company Background	3
Investor Information/Common Stock Data/Dividend Per Share	4
CONSOLIDATED FINANCIAL RESULTS
Financial Highlights	5
Consolidated Balance Sheets	6
Consolidated Statements of Operations	7
Consolidated Statements of Cash Flows	8
Funds from Operations	9
Reconciliation of Earnings Before Interest, Taxes and Depreciation	10
and Amortization Debt Summary	11
PORTFOLIO DATA
Portfolio Overview	12
Occupancy and Delinquency Rates	13
Forward-looking information and Non-GAAP information	14

COMPANY BACKGROUND

Government Properties Trust, Inc. invests in single tenant properties under long-term leases to the U.S. government, state governments, local governments, and government-sponsored enterprises. We are a self-managed, self-administered real estate investment trust, or REIT. We believe that we are the only public company focused solely on investing in government-leased properties.

Our business consists of buying and managing recently built or renovated office properties primarily leased to the federal government, acting through the General Services Administration (“GSA”), the federal government’s property management arm, under long-term leases. We began formal operations with our first property acquisition in December 2002. As of December 31, 2003, we owned five properties located throughout the United States (four properties acquired in 2003 and one property acquired in 2002). These properties are 100% occupied and had a weighted-average remaining lease term of approximately 13 years based on the square footage of the properties as of December 31, 2003. Our tenants include the U.S. Department of Justice, the Drug Enforcement Administration, the Federal Bureau of Investigation and the Social Security Administration. We own each of our properties through separate wholly-owned entities. We intend to expand our portfolio by acquiring additional government-leased properties.

We completed an initial public offering of our common stock and listed our common stock on the NYSE in January 2004. In connection with this offering, we received net proceeds (after expenses) of approximately $177.1 million. At this time, we also reincorporated in Maryland and changed our name to Government Properties Trust, Inc. The historical operations included in the consolidated financial statements are those of our predecessor company (Gen-Net Lease Income Trust, Inc.).

This Supplemental Operating and Financial Data package supplements the information provided in our annual report filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.gptrust.com.

INVESTOR INFORMATION

BOARD OF DIRECTORS

Jerry D. Bringard Chairman	Robert M. Ames

Spencer I. Browne	Philip S. Cottone

Robert A. Peck	Thomas D. Peschio

Richard H. Schwachter

MANAGEMENT

Thomas D. Peschio President & Chief Executive Officer	Nancy D. Olson Chief Financial Officer, Treasurer

Oscar Peterson Director of Asset Acquisition	D. Gary Marron Director of Asset Management

James E. Okell Director of Acquisition Processing	Edward C. Fuxa Director of Accounting and Finance

COMPANY INFORMATION

Corporate Headquarters 10250 Regency Circle Suite 100 Omaha, Nebraska 68114 (402) 391-0010	Investor Relations Contact Sharon D. Latham (402) 391-0010 ext. 207 (402) 391-4144 (fax) slatham@gptrust.com

TRADING MARKET

Our common stock is traded on the New York Stock Exchange under the symbol “GPP.” Our common stock began trading on January 27, 2004.

DIVIDENDS

We declared our initial dividend of $0.075 per share of common stock, which we paid on January 31, 2003. We paid subsequent dividends of $0.15 per share on April 15, 2003, July 15, 2003, October 15, 2003 and January 15, 2004. We have declared a dividend of $0.15 per share to be paid April 15, 2004 to owners of record March 31, 2004.

GOVERNMENT PROPERTIES TRUST, INC.
Fourth Quarter 2003
FINANCIAL HIGHLIGHTS
(unaudited)

	For the three months ended	Year Ended December 31,
	December 31, 2003	2003	2002
Income Items
Revenue, net (1)	$1,039,957	$2,977,309	$4,885
Net loss	(16,563)	(382,116)	(5,085)
Net loss per common share	(0.02)	(0.46)	(0.24)
Funds from operations (FFO) (2)	184,583	294,330	(1,590)
FFO per common share	0.19	0.35	(0.08)
Earnings before interest, taxes and Depreciation and amortization (EBITDA) (3)	721,778	1,883,180	(1,590)
Dividends declared per share	0.15	0.60	0.075

	December 31,
	2003	2002
Balance Sheet Items
Investment in real estate, net	$38,340,461	$4,384,090
Total debt	32,489,393	3,540,200

(1)	Represents gross revenue less amortization of lease intangible costs.
(2)	For reconciliation of the difference between FFO and net loss, see page 9.
(3)	For reconciliation of the difference between EBITDA and net loss, see page 10.

GOVERNMENT PROPERTIES TRUST, INC.
Fourth Quarter 2003
CONSOLIDATED BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate at cost
Land	$5,304,888	$759,251
Building and improvements	27,199,901	3,149,042
Tenant origination costs	3,022,778	177,439
Lease intangibles	3,657,680	302,578
Furniture and equipment	34,486	—

	39,219,733	4,388,310
Accumulated depreciation	(879,272)	(4,220)

	38,340,461	4,384,090
Cash and cash equivalents	760,859	2,314,319
Restricted cash escrows	268,885	—
Tenant receivables	332,651	—
Deferred costs, net	1,948,350	—
Real estate deposits	500,000	135,238
Other assets	523,380	45,948

Total assets	$42,674,586	$6,879,595

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$2,156,419	$180,395
Dividends payable	147,536	—
Lines of credit	3,047,655	337,867
Mortgage notes payable	27,802,519	3,202,333
Mortgage notes payable — affiliate	1,639,219	—
Advances from affiliate	102,873	196,462

Total liabilities	34,896,221	3,917,057
Stockholders’ equity:
Common stock ($10 par value; 10,000,000 shares authorized, 975,552 and 371,923 shares issued and outstanding at December 31, 2003 and 2002, respectively)	8,682,228	2,967,008
Retained deficit	(903,863)	(4,470)

Total stockholders’ equity	7,778,365	2,962,538

Total liabilities and stockholders’ equity	$42,674,586	$6,879,595

GOVERNMENT PROPERTIES TRUST, INC.
Fourth Quarter 2003
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended	Year Ended December 31,
	December 31, 2003	2003	2002
Revenue
Rental income	$1,089,567	$3,175,916	$4,885
Amortization of lease intangible costs	(49,610)	(198,607)	—

Total net revenue	1,039,957	2,977,309	4,885
Expenses
Property operations	255,392	635,502	—
Real estate taxes	52,832	238,201	—
Depreciation and amortization	205,211	683,136	4,220
General administration	41,844	440,668	8,836

Total expense	555,279	1,997,507	13,056
Operating income (loss)	484,678	979,802	(8,171)
Other income	(17,721)	21,635	3,183
Interest expense:
Expense	(488,751)	(1,374,323)	(822)
Amortization of deferred financing fees	5,231	(9,230)	—

Income (loss) before income taxes	(16,563)	(382,116)	(5,810)
Income taxes (expense) benefit	—	—	725

Net income (loss)	$(16,563)	$(382,116)	$(5,085)
Net income (loss) per share	$(0.02)	$(0.46)	$(0.24)

Weighted average number of shares outstanding	975,552	836,133	21,182

GOVERNMENT PROPERTIES TRUST, INC.
Fourth Quarter 2003
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended	Year Ended December 31,
	December 31, 2003	2003	2002
Operating activities
Net (loss) income	$(16,563)	$(382,116)	$(5,085)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Amortization of intangible lease costs	49,610	198,607	—
Depreciation and amortization	205,211	683,136	4,220
Amortization of deferred financing fees	(5,231)	9,230	—
Changes in assets and liabilities:
Increase in restricted cash escrows	222,035	(268,885)	—
Increase in tenant receivable	(26,030)	(332,651)	—
Increase in other assets	(498,069)	(477,432)	(20,948)
Increase in accounts payable and accrued expenses	59,045	234,122	175,021

Net cash (used in) provided by operating activities	(9,992)	(335,989)	153,208
Investing activities
Expenditures for real estate	(2,445,942)	(34,702,876)	(4,388,310)
Deposit on future real estate purchases	(500,000)	(500,000)	(135,238)

Cash used in investing activities	(2,945,942)	(35,202,876)	(4,523,548)
Financing activities
Financing fees	—	(134,709)	—
Net borrowing under lines of credit	650,000	2,709,788	337,867
Proceeds from mortgage notes payable	2,501,094	24,821,134	3,202,333
Proceeds from mortgage note payable — affiliate	(5,781)	1,639,219	—
Proceeds (repayments) of advances from affiliate	7,348	(93,589)	121,350
Principal payments on mortgage notes payable	(88,662)	(220,948)	—
Net proceeds from sale of common stock	310,240	5,715,220	3,022,153
Deferred offering costs paid	(80,969)	(80,969)	—
Dividends paid	(147,617)	(369,741)	—

Net cash provided by (used in) financing activities	3,145,653	33,985,405	6,683,703

Net (decrease) increase in cash	189,719	(1,553,460)	2,313,363
Cash, beginning of period	571,140	2,314,319	956

Cash, end of period	$760,859	$760,859	$2,314,319

Non-Cash Financing Activity
Deferred offering costs included in Accounts Payable and Accrued Expenses	$1,741,902	$1,741,902	$—

GOVERNMENT PROPERTIES TRUST, INC
Fourth Quarter 2003
FFO RECONCILIATION

	For the three months ended December 31,	Year ended December 31,
	2003	2003	2002
Net loss	$(16,563)	$(382,116)	$(5,810)
Adjustments to reconcile to Funds from Operations:
Real estate depreciation and amortization	201,146	676,446	4,220

Funds from Operations	184,583	294,330	(1,590)

Funds from Operations per common share	$0.19	$0.35	$(0.08)

Weighted Average Number of Shares Outstanding	975,552	836,133	21,182

GOVERNMENT PROPERTIES TRUST, INC.
Fourth Quarter 2003
EBITDA RECONCILIATION

	For the three months ended	Year Ended December 31,
	December 31, 2003	2003	2002
Net income (loss)	$(16,563)	$(382,116)	$(5,085)
Add back (deduct):
Depreciation and amortization (1)	254,821	881,743	4,220
Interest expense	483,520	1,383,553	—
Income taxes	—	—	(725)

EBITDA	$721,778	$1,883,180	$(1,590)

(1)	Includes amortization of lease intangibles of $49,610 and $198,607 for the three months and year ended December 31, 2003, which is included as a reduction of rental revenue.

GOVERNMENT PROPERTIES TRUST, INC.
Fourth Quarter 2003
DEBT SUMMARY

	Interest	Principal	Maturity	Due at
	Rate	Balance	Date	Maturity
Fixed Interest Rate Debt
Charleston, WV property	5.74%	$13,905,063	05/01/13	$11,868,419
Clarksburg, WV property	5.74%	8,268,546	05/01/13	7,056,282
Kingsport, TN property	8.23%	2,285,638	04/01/10	2,008,307
Kingsport, TN property	8.00%	188,230	04/01/10	183,270
Harahan, LA property	5.70%	3,155,042	01/11/13	2,257,588

Total/Weighted Average Fixed Rate Debt	5.96%	$27,802,519		$23,373,866

Variable Interest Rate Debt (1)
Charleston, WV property	4.50%	2,287,510
Bakersfield, CA property	3.60%	1,639,219
Working Capital	20.00%	650,000
Working Capital	4.00%	110,145

Total Variable Rate Debt		$4,686,874

Total Consolidated Rate Debt		$32,489,393

(1)	Debt outstanding at December 31, 2003 was paid off with funds received in January 2004 in connection with our initial public offering.

DEBT MATURITIES

Year ending December 31	Amount
2004	$5,051,989
2005	392,103
2006	416,557
2007	442,562
2008	466,226
Thereafter	25,719,956

$32,489,393

GOVERNMENT PROPERTIES TRUST, INC.
Fourth Quarter 2003
PROPERTY PORTFOLIO

Location	Tenant/Occupant	Year Built/ Renovated	Sq. Ft. Leased	Rent/ Sq.Foot	Gross Annualized Rent (1)	Lease Maturity/ Early Termination	Lease Type
Bakersfield, CA	United States of America/Drug Enforcement Administration	2000	9,800	$31.97	$313,275	Nov. 2010/ Nov.2008	Modified Gross Lease

Kingsport, TN	United States of America/Social Security Administration	1999	22,848	$17.32	$395,291	Oct. 2014/ Oct.2009	Modified Gross Lease

Charleston, WV	United States of America/Social Security Administration	1959/1999	90,050	$22.19	$1,998,170	Dec. 2019/None	Modified Gross Lease

Clarksburg,WV	United States of America/Department of Justice, Drug Enforcement Administration, Federal Bureau of Investigation, Social Security Administration	1998	55,443	$23.20	$1,286,017	Jan. 2019/ Jan. 2016	Modified Gross Lease

Harahan (New Orleans), LA (2)	Federal Express Corporation	1996	70,707	$5.14	$363,440	Feb.2016/ None	Net Lease

(1)	Determined by multiplying November 2003 rents by 12.

(2)	We have agreed to sell the Harahan property. The closing of this sale is expected to occur in the second quarter of 2004.

GOVERNMENT PROPERTIES TRUST, INC.
Fourth Quarter 2003
OCCUPANCY AND DELINQUENCY RATES

During all of 2003,
each of our properties was:

•	100% occupied
•	had no delinquencies.

GOVERNMENT PROPERTIES TRUST, INC.

LEGAL NOTICES

Forward-looking information

This report contains forward-looking statements. These forward-looking statements include estimates regarding:

•	Our gross annualized rent, and

•	The expected closing of the sale of our Harahan property.

These and other forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the fact that our management only recently joined us; we must invest the proceeds of our recent IPO on acceptable terms and timeframes; we depend on the U.S. government for a significant portion of our revenues; our properties may have a higher risk of terrorist attack because the U.S. government is our principal tenant; we plan to debt to finance, on average, approximately 75% of the acquisition cost of the properties we buy; some of our leases may not provide for a full pass-through of increases in property operating costs; we may make distributions that include a return of capital as well as the other the risks discussed from time to time in our SEC filings.

All forward-looking statements included in this report are based on information available to us on the date hereof. We assume no obligation to update any forward-looking statements.

Non-GAAP Financial Information

This report contains non-GAAP financial information, including funds from operations (FFO) and earnings before interest, taxes, depreciation and amortization (EBITDA). This report also contains the most directly comparable GAAP information and a GAAP to non-GAAP reconciliation.

We believe FFO and EBITDA are useful to investors as an indicator of our ability to service debt and pay cash distributions. We use FFO and EBITDA for internal budgeting and planning purposes.

FFO and EBITDA, as calculated by us, may not be comparable to FFO and EBITDA reported by other companies that do not define these terms exactly as we define them. FFO and EBITDA do not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.